Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and the inclusion of our reports dated August 26, 2011 in the financial statements of BlueCrest Capital Finance Corp. and the special purpose schedule of investments to be acquired by BlueCrest Capital Finance Corp. in the Registration Statement (Form N-2 No. 333-173289) of BlueCrest Capital Finance Corp. dated August 29, 2011.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York

August 26, 2010